Exhibit 99.1

P R O X Y

PROVIDIAN FINANCIAL CORPORATION

201 MISSION STREET

SAN FRANCISCO, CALIFORNIA 94105

This Proxy is Solicited on Behalf of the Board of Directors for use at the Special Meeting of the

Stockholders of Providian Financial Corporation to be held on August 31, 2005, and at any adjournment or postponement thereof

The undersigned hereby appoints Ellen Richey, Anthony Vuoto and Warren Wilcox, and each of them, proxies with power of substitution to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of the Stockholders of Providian Financial Corporation (the “Company”) to be held at 9:30 a.m., Pacific time, on Wednesday, August 31, 2005, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder in the manner directed on the reverse. The Board of Directors of Providian Financial Corporation unanimously recommends a vote “FOR” Proposals 1 and 2. If this proxy is properly executed, but no direction is specified on the reverse, this proxy will be voted as to all shares of the undersigned “FOR” Proposal 1, “FOR” Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting. The undersigned stockholder may revoke this proxy at any time before it is exercised by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, and hereby revokes any proxies heretofore given in connection with the Special Meeting.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

Providian Financial Corporation

PROXY VOTING INSTRUCTIONS

PLEASE DETACH SIGNED AND COMPLETED CARD BELOW AND MAIL IN THE ENVELOPE PROVIDED IF YOU ARE NOT VOTING BY THE INTERNET OR BY PHONE.

YOUR VOTE IS IMPORTANT. Providian Financial Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You may vote your shares electronically on the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box below and have your social security number and the proxy card available. The sequence of numbers appearing in the box below is your personal code to access the system.

•	To vote over the Internet, access the web site http://www.eproxyvote.com/pvn 24 hours a day, 7 days a week.

•	To vote over the telephone, call toll-free, (877) 779-8683 24 hours a day, 7 days a week from the U.S. and Canada.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, do not mail back your proxy card.

Thank you for voting.

COMPLETE, SIGN AND RETURN CARD, AND MARK YOUR VOTES AS IN THIS EXAMPLE: [X]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

Proposal 1:	TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 5, 2005, BY AND BETWEEN WASHINGTON MUTUAL, INC. AND PROVIDIAN FINANCIAL CORPORATION, AS IT MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO WHICH PROVIDIAN WILL MERGE WITH AND INTO WASHINGTON MUTUAL.

FOR ❑ AGAINST ❑ ABSTAIN ❑

Proposal 2:	TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

FOR ❑ AGAINST ❑ ABSTAIN ❑

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Except for procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Special Meeting.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE